Consent of Independent Certified Public Accountants


Walker Financial Corporation
370 Old Country Road - Suite 200
Garden City, New York  11530


Dear Sirs and Madams:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Walker Financial Corporation (f/k/a Walker International Industries, Inc.) (the "Company"), with respect to the issuance of 20,000 shares of the common stock, par value $.10 per share, of the Company, pursuant to the Consulting Services Agreement, dated as of September 10, 2002, between the Company and John C. Flanders, Jr., of our report, dated January 10, 2002, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-KSB of the Company for the year ended November 30, 2001.



                                  /s/ Kofler, Levenstein, Romanotto & Co., P.C.
                                      Kofler, Levenstein, Romanotto & Co., P.C.
                                      Certified Public Accountants


Rockville Centre, New York
October 7, 2002